Exhibit 10.7

COMMERCIAL LEASE

THIS COMMERCIAL LEASE (the “Lease”), made as of the 4th day of August, 2023 ("Execution Date"), between Ethema Health Corporation, a Colorado corporation ("Landlord") and Evernia Health Center, LLC, a Florida limited liability company, or its permitted assigns ("Tenant").

W I T N E S S E T H:

In consideration of the covenants herein contained on the part of Tenant to be kept and performed, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises located at 950 Evernia Street, West Palm Beach, Florida 33401, as more particularly described on Exhibit 1 (“Leased Premises”).

For clarity, the improvements located on the Leased Premises consists of a 21,000 +/- square foot building consisting of three (3) floors, two (2) floors of residential units and one (1) floor of unfinished commercial space.

TO HAVE AND TO HOLD the same unto Tenant on the following terms and conditions:

BUSINESS PROVISIONS

A.       COMMENCEMENT DATE. The Commencement Date and Effective Date of this Lease is February 1, 2019.

B.        LEASE TERM. The Lease Term shall commence on the Commencement Date and expire on the last day of the thirty sixth (36th) month thereafter ("Initial Lease Term").

Provided: (i) this Lease is in full force and effect; and (ii) Tenant is not then in default hereunder, Tenant shall have the right to elect to extend the Lease Term for one (1) term of sixty (60) months (the "Extended Lease Term”). The Extended Lease Term shall be upon the terms, covenants and agreements provided in this Lease, provided, however: (a) that the Rent shall be due on the first (1st) day of the Extended Lease Term; (b) Tenant shall not be entitled to any Reduced Rent; and (c) Tenant shall not be entitled to any Tenant Allowance or any other incentive(s) or allowances. If Tenant elects to extend the Lease Term, Tenant shall give notice to Landlord of such election on or before October 1, 2021 to extend the Lease Term for the Extended Lease Term. The phrase "Lease Term" shall include the Initial Lease Term and Extended Lease Term, as the case may be.

Notwithstanding the foregoing, if: (i) Tenant is not then in default hereunder; (ii) Tenant has paid all Rent hereunder; and (iii) Tenant has completed and paid for Tenant’s Work, Tenant shall have the right to terminate this Lease (“Lease Termination Option”) during the period commencing on February 1, 2020 and ending on September 30, 2021 (“Lease Termination Period”) after: (a) not less than one hundred twenty (120) days prior written notice to Landlord (“Lease Termination Notice”); (b) payment of a lease termination fee equal to three (3) months Minimum Rent (“Lease Termination Fee”); and (c) Tenant delivers the Leased Premises to Landlord in the condition required by this Lease.

For clarity, the Lease Termination Option only exists during the Lease Termination Period.

C.        PERMITTED USE. The Permitted Use of the Leased Premises is inpatient detox, residential inpatient services, out-patient detox, medically assisted treatment facility, partial hospitalization, intensive outpatient, out-patient, lab facilities, or any other related business to the treatment of substance abuse and mental health.

Nothing in this Lease shall be construed to require Tenant to continuously operate its business for the Permitted Use.

D.       MINIMUM RENT. Tenant shall pay Minimum Rent as follows:

During the first year of the Initial Lease Term, the Minimum Rent shall be Twenty Four Thousand ($24,000.00) Dollars per month.

The Minimum Rent shall be increased by five percent (5%) per annum, cumulative, commencing on March 1, 2020 and on March 1 of each successive year during the Lease Term.

Notwithstanding the foregoing:

(a)       The Minimum Rent Commencement Date for the second and third floors (without bifurcating the Leased Premises) shall be March 1, 2019, provided, however, that fifty percent (50%) of the Minimum Rent for the second and third floor (i.e. Eight Thousand ($8,000.00) Dollars per month) shall be abated until September 1, 2019, at which time Tenant shall commence payments of the full Minimum Rent for the second and third floors of Sixteen Thousand ($16,000.00) Dollars per month.

(b)       The Minimum Rent Commencement Date for the first floor (without bifurcating the Leased Premises) shall be the earlier of: (i) August 1, 2019; or (ii) the first (1st) day of the month following the issuance of a certificate of occupancy (whether temporary or permanent) for Tenant’s Work on the first floor, at which time fifty percent (50%) of the Minimum Rent for the first floor (i.e. Four Thousand ($4,000.00) Dollars per month) shall be abated until the earlier of: (1) November 1, 2019; or (2) receipt of DCF Licensing, at which time Tenant shall commence payment of full Minimum Rent for the first floor of Eight Thousand ($8,000.00) Dollars per month.

On the Effective Date, Tenant shall pay the sum of Sixteen Thousand ($16,000.00) Dollars as prepaid Minimum Rent to be applied to the first payments of Minimum Rent hereunder.

E.       ADDITIONAL RENT. All payments to be made by Tenant hereunder shall be deemed to be Additional Rent. The term Rent shall include Minimum Rent and Additional Rent. The Additional Rent Commencement Date shall be the Effective Date.

F.       SECURITY DEPOSIT. On the Effective Date, Tenant shall pay the sum of Sixteen Thousand ($16,000.00) Dollars as a Security Deposit. On October 1, 2019, Tenant shall pay the additional sum of Eight Thousand ($8,000.00) Dollars as a Security Deposit.

G.       IMPROVEMENT ALLOWANCE. Landlord shall reimburse Tenant, as an improvement allowance as follows: (i) the amount actually expended for costs for Tenant’s Work on the first floor, not to exceed One Hundred Thousand ($100,000.00) Dollars (“First Floor Allowance”); (ii) the amount actually expended for costs for Tenant’s Work on the second floor, not to exceed Twenty Five Thousand ($25,000.00) Dollars; and (iii) the amount actually expended for costs for Tenant’s Work made on the third floor, not to exceed Twenty Five Thousand ($25,000.00) Dollars (the “Improvement Allowance”).

The Improvement Allowance with respect to the first floor shall be paid pursuant to the Draw Schedule attached hereto as Exhibit 6 and in accordance with standard construction loan disbursement requirements utilized by an institutional lender doing business in Palm Beach County, Florida, including Landlord’s receipt of the following, each in form and substance satisfactory to Landlord: (i) a timely request for an advance, together with all required supporting documentation; (ii) Landlord obtaining a title search through the date of the advance and insuring that, except as previously approved by Landlord in writing, there has been no change in the status of title to the Leased Premises; (iii) a satisfactory inspection by Landlord verifying that Tenant’s Work for which the advance is requested has been completed in accordance with the Approved Plans; and (iv) such other documents, instruments, information, agreements and certificates as Landlord may reasonably require, including the documents listed below. The Improvement Allowance with respect to the first floor shall be paid within ten (10) days after receipt of items (i) – (iv).

Landlord shall retain ten percent (10%) of the First Floor Allowance until the final draw and receipt of all of the information and documents set forth in the following paragraph.

Except as provided above, the Improvement Allowance with respect to the second and third floor shall be paid pursuant to the Draw Schedule attached hereto as Exhibit 6 and within ten (10) days after the later of: (i) completion of Tenant’s Work on the particular floor; and (ii) Tenant’s furnishing the following to Landlord: (a) an invoice with paid receipts evidencing payment of not less than the applicable Draw; and (b) lien releases from all such contractors, subcontractors, suppliers and materialmen that performed Tenant’s Work so that no mechanic’s lien can exist under Applicable Laws.

H.       LANDLORD’S DELIVERY. The Leased Premises is absolutely and without exception, subject to: (i) all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Leased Premises (“Applicable Laws”); (ii) any easements, conditions, encumbrances, covenants, reservations, restrictions or matters of record; and (iii) all existing leases for space in the Leased Premises pursuant to the Rent Roll attached hereto as Exhibit 2 (“Space Leases”). On the Effective Date, the Space Leases shall become subleases and Tenant, as sub-landlord, may deal with the Space Leases, including the termination thereof or the eviction of the tenants thereunder as Tenant deems appropriate, provided, however, that Tenant shall indemnify Landlord against all loss on account thereof pursuant to Section 12.5 hereof.

Except as required by: (i) Applicable Law; (ii) Governmental Authorities; (iii) Landlord’s Lender; or (iv) normal and customary construction related documents as necessary to complete Tenant’s Work, Tenant shall not record, nor cause or allow to be recorded, additional documents pertaining to title without the prior written consent of Landlord, which consent may be granted or denied in Landlord’s sole discretion, exercised reasonably.

Landlord, to its actual knowledge, makes the following representations: (i) the Improvements are not subject to any physical defects and the Property is zoned for the Permitted Use; and (ii) the Improvements are zoned for up to sixty (60) beds of inpatient medical detox and substance abuse rehabilitation, subject to the WPB Building Services zoning letter dated 02-26-17, DAC Staff Report dated 07-12-17 and DAC Order, dated 08-09-17, a copy of which is attached hereto as Exhibit 3.

For the purpose of the foregoing representations, the term “actual knowledge” shall mean only the actual, and not constructive, knowledge of Barrett M. Singer and such term shall not imply any: (i) duty of inspection, other than inspection of Landlord’s files and records kept in the ordinary course of its business; and (ii) any duty to make physical inspections or tests of the Leased Premises. Landlord represents and warrants that Barrett M. Singer is the person with the most knowledge of the Leased Premises.

Except as set forth to the contrary in this Lease: (i) the Leased Premises is being leased in "as is, where is, and with all faults" condition; (ii) Tenant acknowledges that it had the opportunity to retain independent, qualified professionals to inspect the Leased Premises and has determined that the condition of the Leased Premises is acceptable; (iii) Tenant acknowledges that neither Landlord nor any person, firm or entity (“Person”) acting for, or on behalf of, Landlord, has made any representations or warranties of any nature whatsoever concerning the Leased Premises, including, but not limited to: (a) the quantity or quality of the Leased Premises; (b) the suitability of the Leased Premises for any particular purpose, including zoning and land use laws; or (c) the physical condition of the Leased Premises including: (1) environmental conditions; (2) geological conditions; (3) usages or future usage of adjoining properties; (4) current and future access to the Leased Premises; (5) the Improvements or any part thereof; (6) compliance of the Leased Premises with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws; (7) the habitability, merchantability, marketability, profitability or fitness of the Leased Premises or the Improvements, for any particular purpose, apparent, non-apparent or latent, which now exist or which may hereafter exist; and (8) Landlord shall have no liability for any claims or losses that Tenant or its successors or assigns may incur as a result of construction of the Improvements and/or other defects which may now or hereafter exist with respect to the Leased Premises.

Tenant acknowledges that, except as set forth in this Lease, it is relying solely upon its own inspections and is not relying upon any information, representation, guaranty or warranty (whether express or implied, oral or written, material or immaterial) that may have been given by or made on behalf of Landlord, or any Person acting on behalf of Landlord.

THE REPRESENTATIONS AND WARRANTIES OF LANDLORD CONTAINED IN THIS LEASE ARE THE ONLY REPRESENTATIONS AND WARRANTIES GIVEN CONCERNING THE LEASED PREMISES AND THERE ARE NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

I.       TENANT’S WORK. Tenant’s Work will include the items listed on the DAC Staff Report dated 07-12-17 and DAC Order, dated 08-09-17. Tenant shall comply with all of the provisions of said Report and Order.

All plans and specifications for Tenant’s Work are subject to Landlord’s approval pursuant to Paragraph 8.02 hereof.

Tenant shall, at Tenant’s expense, obtain all permits and/or governmental approvals necessary to complete Tenant’s Work.

J.       TENANT’S SIGNAGE. Subject to Applicable Laws, Tenant, at Tenant’s expense, will have the right to install the maximum exterior signage, subject to Landlord’s prior written approval which shall not be unreasonably withheld or delayed.

Tenant shall, at Tenant’s expense, be responsible to obtain all sign permits.

Tenant shall: (i) maintain all Tenant signage in good and working condition and in accordance with Applicable Laws; and (ii) remove all Tenant signage at the expiration of the term and repair all damages caused by such removal.

K.       NATURE OF LEASE. This Lease is a, so called, triple net bond, lease that is completely carefree to Landlord. Except as expressly set forth in this Lease, Landlord is not responsible for: (i) any costs, charges, expenses, and outlays of any nature whatsoever arising from, or relating to, the Leased Premises, or the use and occupancy thereof, or the contents thereof; (ii) the maintenance of any portion of the Leased Premises whatsoever; or (iii) the business carried on in the Leased Premises. Tenant shall pay all charges, expenses, costs, and outlays of every nature and kind relating to the Leased Premises.

L.       GUARANTOR. Q Health Services, Inc. On the Effective Date, Guarantor shall execute and deliver the Guaranty in the form attached as Exhibit 4.

M.       BROKER. None.

N.       PURCHASE OPTION. If: (i) this Lease is in full force and effect; and (ii) Tenant is not then in default hereunder, Tenant shall, at any time prior to the expiration of the Initial Lease Term, have the option to purchase the Leased Premises pursuant to the Option Agreement and Agreement for Sale and Purchase attached hereto as Composite Exhibit 5.

O.       CONFLICT. In the event of a conflict between the Business Provisions and the Standard Provisions, the Business Provisions shall prevail.

STANDARD PROVISIONS

1.       CERTIFICATE/MEMORANDUM. At any time after the Commencement Date, at Landlord’s request, Tenant shall execute a certificate or memorandum setting forth such date and other pertinent data as may be requested by Landlord.

2.       RENT.

2.1        Tenant shall pay to Landlord the Rent, in advance and without demand, beginning on the applicable Rent Commencement Date, in the required monthly installments on the first day of each month of the Lease Term. If Tenant is obligated to begin paying Rent as set forth herein on a day other than the first day of the month, Tenant shall pay Rent, equal to one-thirtieth (1/30th) of the monthly Rent multiplied by the number of days in such fractional month, on the Rent Commencement Date and shall commence paying full monthly Rent as of the first day of the next succeeding month.

2.2       Tenant shall pay its Proportionate Share of Taxes to Landlord pursuant to Section 4, in advance and without demand, on the same date as payments of Minimum Rent.

2.3       Tenant shall pay any and all sales tax, tax on rents, and any other charges, taxes and/or impositions now in existence or hereinafter imposed, if any.

2.4       The covenant of Tenant to pay Rent is separate and distinct from any other covenants herein contained. Tenant shall have no right of setoff or reduction in the payment of Rent for any reason.

2.5       All payments required hereunder shall be in United States currency.

3.        SECURITY DEPOSIT. Tenant has delivered the Security Deposit to Landlord as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of Rent or for the payment of any other sum to which Landlord may be entitled by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount. Landlord is not required to keep the Security Deposit separate from its general accounts or to cause interest to accrue thereon or account to Tenant for any interest which is earned thereon. If Tenant performs all of its obligations hereunder, the Security Deposit, or so much thereof as shall not therefore have been applied by Landlord, shall be returned, without interest, to Tenant within thirty (30) days after: (i) the expiration of the Lease Term; and (ii) Tenant has vacated the Demised Premises as required by the provisions hereof. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit. The Security Deposit is not an advance payment of Rent and is not a measure of Landlord's loss or damages.

4. TAXES.

4.1       Tenant shall pay all Property Taxes ("Property Taxes") for each full or partial Calendar Year during the Lease Term. Unless otherwise consented to by Landlord, Tenant hereby waives any right it may have, by statute or otherwise, to protest Property Taxes.

4.2       Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the estimated Property Taxes on the first day of each month during the Lease Term (or prorated portion thereof). Payments for the initial month, if a partial month, shall be prorated on the same basis as payments of Minimum Rent. Monthly Property Taxes shall be based on the Property Taxes, as estimated by Landlord, for the year in question, and such payments are subject to increase or decrease on a periodic basis, as determined by Landlord to accurately reflect Tenant's obligation. Property Taxes shall be reconciled annually. If Tenant's total payment of Property Taxes are less than Tenant's actual obligation to pay Property Taxes, Tenant shall pay the difference to Landlord on demand. If Tenant's total payments of Property Taxes are more than Tenant's actual obligation to pay Property Taxes, Landlord shall retain such excess and credit it against the next payment of Property Taxes due from Tenant.

4.3       As used herein, the term "Property Taxes" shall include all forms of assessment, license fee, use fee (such as SWA fees) levy, penalty, water and sewer rents (except water meter charges and sewer rent based thereon) and other governmental impositions, charges and taxes of every kind and nature whatsoever, extraordinary as well as ordinary, general and special, foreseen and unforeseen, and all installments thereof (including interest on amounts which may be paid in installments) which shall or may, during the Lease Term, be levied, assessed or imposed by any authority having the direct or indirect power to tax (including, without limitation, any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or other taxing district) as against Landlord, the Leased Premises, and all costs incurred by Landlord in contesting or negotiating the same with taxing authorities. Nothing herein contained shall be construed to include within the definition of Property Taxes, any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is, or may be, imposed upon Landlord, provided, however, that if, at any time after the date hereof, the methods of taxation shall be altered so that, in lieu of, or as a substitute for, the whole or any part of the Property Taxes now levied, assessed or imposed on real estate as such, there is levied, assessed or imposed: (a) a tax on the rents received from Tenant; or (b) a license fee measured by the rents receivable by Landlord; or (c) a tax or license fee imposed upon Landlord which is otherwise measured by, or based in whole or part upon, the Leased Premises or the rents received therefrom; or (d) an income or franchise tax, then the same shall be included in the definition of Property Taxes and shall be computed as if the amount of such tax or fee so payable that would be due if the Leased Premises were the only property of Landlord subject thereto. In addition to the foregoing, if any Governmental Authority acting under any existing or future law, ordinance or regulation, levy, assess or impose a tax, excise and/or assessment upon or against this Lease, the execution hereof and/or the Rent, payable by Tenant to Landlord whether by way of, substitution for, or in addition to, any existing tax or otherwise, and whether or not evidenced by documentary stamps or the like, Tenant shall be responsible for and shall pay such tax, excise and/or assessment, or, if paid by, or due from, Landlord, or Tenant shall reimburse Landlord for the amount thereof, as the case may be.

4.4       Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment, inventory and all other personal property of Tenant located in the Leased Premises or elsewhere and shall provide proof of payment to Landlord within ten (10) days after written request. Tenant shall cause said trade fixtures, furnishings, equipment, inventory and all other personal property to be assessed and billed separately from the real property or other property of Landlord. However, if any of Tenant's personal property is assessed with, or as, Landlord's property, Tenant shall pay to Landlord the taxes attributable to said personal property within thirty (30) days after receipt of a written statement setting forth the amount thereof.

5.       USE.

5.1       Tenant may only use the Leased Premises for the Permitted Use.

5.2       Tenant shall not abandon or vacate the Leased Premises.

5.3       The Leased Premises shall not be utilized in any way in manner which would violate Applicable Laws or any matters of title which may have been granted with respect to the Leased Premises.

5.4       Tenant shall comply with all Applicable Laws in effect during the Lease Term, including, without limitation, the Americans with Disabilities Act.

5.5       Tenant shall maintain the Leased Premises in a clean and sanitary manner, free from dirt, trash, garbage and rubbish and in accordance with Applicable Laws.

5.6       In the event Tenant conducts any activity within the Leased Premises which increases the insurance premium cost or invalidates any insurance policy carried by Landlord, Tenant shall pay, as Additional Rent, upon demand of Landlord, any such increased cost.

5.7       Except in strict compliance with Applicable Laws relating to environmental conditions and industrial hygiene, Tenant shall not use, nor permit the use of, the Leased Premises or any part thereof, for the storage, transportation or disposal of "hazardous" or "toxic" materials as commonly known or otherwise defined under any law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conversation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act and any applicable federal or state law or regulation classifying or identifying hazardous or toxic materials. Tenant shall provide to Landlord, promptly after receipt of same, photocopies of all notices of violation received by it with regard to any rules, regulations or laws applicable to such materials, the commencement of any enforcement action, the service of any potentially responsible party demand letter from any private or governmental party, or the loss of any operating permit by reason of the use or release of any such materials.

6.       MAINTENANCE AND REPAIR.

6.1       Landlord shall not be responsible to maintain the Leased Premises or make any improvements or repairs of any kind in, to, or upon, the Leased Premises.

6.2       Tenant shall, at its sole cost and expense, maintain, repair, and replace the Leased Premises, including without limitation, all structural and nonstructural repairs and replacements to the roof, utility lines on the exterior of the Improvements, including the building, foundation and exterior walls, storefronts, plate glass windows, doors, door closure devices, window and door frames, molding, locks and hardware, foundations, HVAC systems, plumbing systems, electrical systems, mechanical systems and all equipment, parking areas, sidewalks, water, sewer and gas connections, pipes and mains. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Premises in a clean and orderly condition, free of accumulations of dirt and rubbish. Tenant shall at all times maintain, operate and otherwise manage the Leased Premises on a basis and in a manner consistent with first class standards in the West Palm Beach market area. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work or the property to be repaired shall be replaced. Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Premises or any parts thereof.

Tenant, at its own cost and expense, shall enter into, and continuously maintain, a regularly scheduled preventive maintenance/service contract with a licensed maintenance contractor reasonably approved by Landlord, for servicing all HVAC systems and equipment serving the Leased Premises. An executed copy of such contract shall be delivered to Landlord. The service contract must include all services suggested by the equipment manufacturer in the operations/maintenance manual and must become effective on the date Tenant takes possession of the Leased Premises.

6.3 Tenant shall permit Landlord to inspect the Leased Premises at all reasonable times, and if Landlord gives Tenant good faith notice of maintenance problem areas, Tenant shall deliver to Landlord a plan of correction within ten (10) business days after receipt of the notice. Tenant shall diligently pursue correction of all problem areas within sixty (60) days after receipt of the notice and, upon expiration of the sixty (60) day period, shall deliver evidence of completion to Landlord or an interim report evidencing Tenant’s diligent progress towards completion and, at the end of the next sixty (60) day period, evidence of satisfactory completion.

6.4 Tenant shall, at its sole cost and expense, make any additions, changes, improvements or alterations to the Leased Premises, including structural alterations, which may be required by any Governmental Authorities or Applicable Law, including those required to maintain licensure or certification, whether such changes are required by Tenant’s Permitted Use, changes in Applicable Law, defects existing as of the date of this Lease, or any other cause whatever. All such additions, changes, improvements or alterations shall comply with all laws requiring such alterations and with the provisions of Section 10.

7.        USE AND ACCEPTANCE OF PREMISES. Tenant shall use and occupy the Leased Premises exclusively for the Permitted Use and for all lawful and licensed ancillary uses, and for no other purpose without the prior written consent of Landlord. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate the Leased Premises for the Permitted Use and all lawful and licensed ancillary uses. Tenant shall deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any Governmental Authority within ten (10) business days after Tenant’s receipt of each item.

Tenant agrees that, during the Term, it shall use and keep the Leased Premises in a careful, safe and proper manner: (i) not commit or suffer waste thereon; (ii) not use or occupy the Leased Premises for any unlawful purposes; (iii) not use or occupy the Leased Premises or permit the same to be used or occupied, for any purpose or business deemed extrahazardous on account of fire, environmental laws or otherwise; (iv) keep the Leased Premises in such repair and condition as may be required by Governmental Authorities, free of all cost to Landlord; and (v) not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance coverage or policy.

8.       ALTERATIONS/TENANT’S WORK.

8.1       Except as specifically set forth herein to the contrary, Tenant shall not, without first obtaining the written consent of Landlord, make any alterations, additions, or improvements in, to, or on and about the Leased Premises.

8.2       Prior to Tenant commencing any alteration, modification, or other work (the cost of which exceeds $5,000.00) (“Tenant's Work”), Tenant shall:

(i)       Submit its plans and specifications (“Plans”), prepared by a licensed professional architect or planner (including floor load calculations) to Landlord not less than thirty (30) days prior to the commencement of Tenant’s Work.

(ii)        Within ten (10) days after receipt of such Plans, Landlord shall advise Tenant whether or not it has approved or disapproved of the Plans.

Landlord may approve or disapprove of the Plans or may impose reasonable conditions with respect to same. If Landlord approves the Plans, Landlord may condition its approval upon Tenant agreeing to remove same at the expiration of the Term, or earlier termination of this Lease.

This process shall be repeated until Landlord has approved of the Plans ("Approved Plans").

(iii)       Tenant shall utilize a licensed, responsible Contractor to complete Tenant's Work.

(iv)       All Tenant's Work shall be completed promptly and in a lien free, first class, good and workmanlike manner, and in compliance with all legal requirements and the Approved Plans. All Tenant's Work shall be subject to Landlord's inspection, from time to time.

(v)       Tenant shall only install new, or like new, fixtures and equipment.

8.3       All alterations, additions of personalty and improvements, whether temporary or permanent in character, which may be made upon the Leased Premises, either by Landlord or Tenant, except furnishings, movable trade fixtures and machinery installed by Tenant, shall be the property of Landlord and shall remain upon, and be surrendered with, the Leased Premises at the termination of this Lease, without compensation to Tenant or, at the election of Landlord, be removed by Tenant.

8.4       All approved venting, opening, sealing, waterproofing or any alteration of the roof made by Tenant shall, if elected by Landlord, be performed by a roofing contractor designated by Landlord.

9.       LIENS. Tenant, or all Persons claiming by, through or under Tenant, shall not create or permit to be created or to remain un-discharged, any lien, encumbrance or charge upon the Leased Premises or Landlord's interest therein or the income therefrom. Tenant shall not do, or suffer, any other matter or thing whereby the estate, right and interest of Landlord in the Leased Premises is, or might be, impaired or encumbered. If any such lien, claim or notice of lien or contract is filed against Landlord or the Leased Premises, Tenant shall, within ten (10) days after notice thereof, cause the same to be discharged of record by payment, deposit, bond, order of court of competent jurisdiction or otherwise. If Tenant fails to cause such lien or notice of lien to be discharged within the period provided, Landlord, in addition to any other rights or remedies, may, but shall not be obligated to, discharge the same by either paying the amount claimed to be due or transfer the same to bond. Any amount paid by Landlord and all reasonable costs and expenses, including attorneys' fees incurred in connection therewith, together with interest thereon at the Default Rate from the date of payment or incurring of the cost and expense, shall be paid by Tenant to Landlord on demand.

THE LEASED PREMISES AND THE INTEREST OF LANDLORD IN THE LEASED PREMISES IS NOT SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY, OR FOR THE ACCOUNT OF, TENANT.

10.       STORE FRONTS AND SIGNS. Except as shown on the Approved Plans, Tenant shall not, without Landlord's prior written consent which may be granted or denied in Landlord's sole discretion, exercised reasonably: (a) make any changes to, or paint, the store front; (b) install any exterior lighting, decorations or paintings; or (c) erect or install any signs, window or door lettering, place cards, decorations or advertising media of any type which is visible from the exterior of the Leased Premises.

Tenant shall pay all expenses incurred with regard to the design, construction and installation of Tenant's signs including, without limitation, professional and permit fees. All signs must be professionally prepared. Tenant shall maintain all signs in good condition and in proper operating order.

11.       UTILITIES. Tenant shall contract for, and pay before delinquency, all utility services rendered or furnished to the Leased Premises, including heat, water, gas, electricity, fire protection, trash removal, sewer rental, sewage treatment facilities, utility hook-ups and the like, together with all taxes or other charges levied on same. In no event shall Landlord be liable for the quality, quantity, failure or interruption of utility services to the Leased Premises.

Landlord may, without being liable for doing so, shut off and discontinue gas, water, electricity and any or all utilities whenever such shut off or discontinuance is necessary to make repairs or alterations which Landlord may be required to make pursuant to the provisions of Section 16.2.1 of this Lease. No such action by Landlord shall entitle Tenant to an abatement of, or reduction in, Rent or be construed as an eviction or disturbance of possession or as an election by Landlord to terminate this Lease. Landlord, shall not, in any way, be responsible or liable on account of such action.

In the event that any Governmental Authority orders any mandatory, energy conservation measures, Tenant shall comply with such measures including, but not limited to, a reduction in operating hours or lighting usage. Tenant's compliance with such requirements shall not entitle Tenant to any abatement of, or reduction in, Rent or be construed as an eviction or disturbance of possession or as an election by Landlord to terminate this Lease. Landlord shall not, in any way, be responsible or liable on account of such action.

12.       INSURANCE AND INDEMNITY.

12.1       Tenant shall, at Tenant's expense, obtain and keep in force during the Lease Term, a special form policy of commercial general liability insurance, with contractual liability broad form general liability endorsement, with general liability and general aggregate amount and per occurrence limits of at least $3,000,000.00, covering any and all claims for injuries to Persons in or upon the Leased Premises, insuring the indemnity provisions set forth in this Article.

Landlord shall have the right, exercisable in its sole judgment, at any time by giving prior written notice thereof to Tenant, to require Tenant to: (i) increase the limit and coverage amount of any insurance Tenant is required to maintain pursuant to this Section to an amount that Landlord or Landlord’s Lender may, in its sole judgment, deem sufficient; or (ii) purchase other insurance and/or endorsements in such amounts or types as Landlord or Landlord’s Lender may require from time to time.

12.2        Tenant shall, at Tenant's expense, obtain and keep in force during the Lease Term, a policy or policies of property damage liability insurance, with limits of not less than $300,000.00, together with broad form all peril coverage for the full replacement value of Tenant's property, including, but not limited to, inventory, trade fixtures, furnishings and other personal property.

12.3       Tenant shall, at Tenant’s expense, obtain and keep in force during the Lease Term the following property insurance policy insuring the Leased Property against:

(a) Loss or damage commonly covered by a “Special Form” policy insuring against physical loss or damage to the improvements and personal property, including but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, (if the Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The policy shall be in the amount of the full replacement value of the improvements (currently covered in the amount of $3,268,525.00) and personal property and shall contain a deductible amount acceptable to Landlord. The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs and increased cost of construction.

(b) If applicable, loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

(c) Consequential loss of rents and income coverage insuring against all “Special Form” risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first twelve (12) months of reconstruction, and containing an endorsement for extended period of indemnity of at least six (6) months, and shall be written with a stipulated amount of coverage if available at a reasonable premium.

(d) If the Leased Property is located, in whole or in part, in a federally designated 100-year flood plain area, flood insurance for the improvements in an amount equal to the lesser of: (i) the full replacement value of the improvements; or (ii) the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs.

(e) Loss or damage caused by the breakage of plate glass in commercially reasonable amounts acceptable to Landlord.

(f) Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor’s forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

(g)       Loss or damage commonly covered by a, so called, environmental liability policy in commercially reasonable amounts acceptable to Landlord.

12.4       Tenant shall, at Tenant's expense, obtain and keep in force the following insurance: (a) business income insurance covering all insurable risks in an amount equal to one (1) year's Rent; (b) Worker's Compensation Insurance covering all Persons employed, directly or indirectly in connection with any work, repair, or alteration performed by Tenant and all Employees and agents of Tenant as required by Applicable Law; (c) special form insurance insuring against physical loss or damage to Tenant’s personal property, fixtures, and equipment; and (d) in connection with any construction by Tenant, a builder’s completed value risk policy of insurance in a non-reporting form insuring against all “special form” risk of physical loss or damage to the improvements, including endorsements providing coverage for building materials and supplies and temporary premises. The builder’s risk policy shall be in the amount of full replacement value of the improvements and shall contain a deductible in commercially reasonable amounts acceptable to Landlord.

12.5       Tenant shall, and does hereby, indemnify and hold Landlord harmless from and against all claims, loss, cost, damage or expense arising, unless due to the gross negligence or willful misconduct of Landlord or its agents and employees, from: (a) Tenant's use of the Leased Premises or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant, its agents, contractors, employees, invitees, licensees, sub-tenants and guests, in or about the Leased Premises or elsewhere; (b) the utilities located within or under the Leased Premises causing injury to any Persons or property whomsoever or whatsoever; (c) any act or omission of Tenant, its agents, contractors, employees, invitees, licensees, subtenants and guests; and (d) any breach of this Lease by Tenant. This indemnity includes all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and shall, at Landlord's election, either defend Landlord with counsel acceptable to Landlord or pay the cost of Landlord's counsel when due.

12.6       Landlord shall not be liable to Tenant for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of, nor to Tenant, Tenant's agents, contractors, employees, invitees, licensees, subtenants and guests, or any other Person in or about the Leased Premises, whether the damage or injury results from a condition existing or arising in the Leased Premises, or from other sources or places, unless due to the gross negligence or willful misconduct of Landlord or its agents or employees.

12.7       Tenant hereby releases Landlord, its officers, directors, shareholders, employees, agents, contractors, and invitees (“Landlord Parties”) from any and all claims or causes of action whatsoever which Tenant might otherwise now or hereafter possess resulting in or from or in any way connected with any loss covered or which should have been covered by insurance, including the deductible and/or uninsured portion thereof, maintained and/or required to be maintained by Tenant pursuant to this Lease.

Tenant shall cause its insurance and extended coverage policies in respect of Tenant's property to contain a waiver of subrogation provision.

12.8        Any insurance policies required to be maintained by Tenant hereunder shall name Landlord and Landlord’s Lender as additional insureds and loss payees as their interests may appear. Additional insured status on the commercial general liability insurance shall be by an endorsement satisfactory to Landlord or provided on ISO Form 2026 or its equivalent, without modification, as elected by Landlord and Landlord’s Lender.

12.9        Such insurance policies may not be modified or terminated without thirty (30) days prior written notice to Landlord and Landlord’s Lender. Insurance required hereunder shall be issued by reputable and independent insurers permitted to do business in the State in which the Leased Premises is located and rated in Best's Insurance Guide, or any successor thereto (or, if there be none, an organization having a national reputation) as having a general policyholder rating of A-V or better. Such policies or duly executed certificates of insurance, reflecting all the requirements of this Article, shall be promptly delivered to Landlord and Landlord’s Lender and renewals thereof as required shall be delivered to Landlord and Landlord’s Lender at least thirty (30) days prior to the expiration of the respective policies.

12.10       Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

13.       DAMAGE AND OBLIGATION TO RESTORE.

13.1       Tenant shall give prompt written notice to Landlord of any damage caused to the Leased Premises by fire or other casualty.

13.2       If: (a) the Leased Premises is damaged by any uninsurable casualty; or (b) the Leased Premises is damaged to an extent in excess of twenty-five (25%) percent of the cost of replacement thereof, Landlord may elect either to terminate this Lease or to proceed to rebuild and repair the Leased Premises. If Landlord elects to terminate this Lease, it shall give written notice of such election to Tenant within ninety (90) days after the occurrence of the casualty. If Landlord elects to rebuild and repair, this Lease shall remain in full force and effect, subject to the provisions hereinafter contained.

13.3       If the Leased Premises is damaged, regardless of the extent thereof, during the last twelve (12) months of the Lease Term, Landlord may elect to terminate this Lease by giving written notice to Tenant within ninety (90) days after the date of occurrence of such damage.

13.4       Except as otherwise provided herein, in the event that Landlord is obligated to repair the Leased Premises Landlord shall proceed with reasonable efforts to rebuild and repair the Leased Premises. Landlord's obligation to rebuild and repair shall be limited to restoring the Leased Premises, to the extent practical, to substantially the condition in which same existed prior to the casualty (excluding all leasehold improvements, personal property and trade fixtures installed by Tenant) and shall be limited to the extent of the insurance proceeds made available to Landlord for such restoration. Tenant, promptly upon completion of such work by Landlord, will proceed with all due diligence to restore the remainder of the Leased Premises, including, but not limited to, the repair or restoration of signs, fixtures and equipment and open the Leased Premises for business as soon as possible. During any period of reconstruction or repair of the Leased Premises, Tenant shall continue the operation of its business within the Leased Premises to the extent practicable.

13.5       In the event Landlord elects to, or is required to, restore the Leased Premises and Tenant is deprived of the occupancy and use of a material portion of the Leased Premises, Minimum Rent and all other Additional Rent, shall, to the extent of payments pursuant to Tenant’s business income policy, equitably abate until Landlord has completed its restoration as provided herein, provided, however, notwithstanding the foregoing, the Rent shall recommence in full at the earlier of: (i) the date Tenant reopens for business; or (ii) the date upon which Landlord completes its restoration and redelivers the Leased Premises to Tenant for the completion of Tenant's restoration and/or fixturing. The Lease Term shall "toll" during any such period of total abatement of Rent.

13.6       Notwithstanding anything to the contrary, in the event the Leased Premises is damaged to such an extent that Landlord, in its sole discretion, elects to not rebuild or restore the Leased Premises, Landlord may terminate this Lease by giving written notice to Tenant, and this Lease shall terminate and become null and void thirty (30) days after said notice.

14.       EMINENT DOMAIN.

14.1       If any part of the Leased Premises is permanently or temporarily taken, condemned or transferred by agreement in lieu of condemnation for any public or quasi-public use or purpose by any condemning authority, whether or not this Lease is terminated, the entire compensation award therefor, both leasehold and reversion, shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant. Tenant hereby assigns to Landlord all its right, title and interest to any such award, provided, however, that Tenant shall be entitled to pursue a claim for moving and relocation expenses, its trade fixtures and equipment and improvements which are the property of Tenant, as long as Tenant's claim for any of the same does not reduce or diminish Landlord's award. Tenant shall execute all documents required to accomplish such result.

14.2       If any portion of the Leased Premises is permanently taken, condemned or transferred as aforesaid, at Landlord's option, this Lease shall terminate as of the time possession thereof vests in the condemning authority or earlier date upon which Tenant must surrender possession to condemning authority. If this Lease is not terminated, Landlord shall, to the extent proceeds are made available to Landlord to do so, at its own expense, repair and restore the portion of the Leased Premises not affected by the taking, in which event the Rent shall be reduced in proportion to the area of the Leased Premises taken, effective at the time possession vests in the condemning authority. If the Leased Premises or any part thereof is temporarily taken, condemned or transferred as aforesaid, the Rent shall be abated during the period of such temporary taking by the amount Landlord receives from the condemning authority to compensate it for the loss of use of the Leased Premises.

14.3       If Landlord elects to terminate this Lease, it shall give written notice of such election to Tenant within thirty (30) days after the occurrence of the taking.

14.4       If any part of the Leased Premises is taken (regardless of the extent thereof) during the last twelve (12) months of the Lease Term, Landlord may elect to terminate this Lease by giving written notice to Tenant within thirty (30) days after the date of such taking.

14.5       Except as otherwise provided herein, in the event the Leased Premises is taken, Landlord shall proceed with reasonable efforts to rebuild and repair the Leased Premises. Landlord's obligation to rebuild and repair shall be, to the extent possible in view of the taking, limited to restoring the Leased Premises to substantially the condition in which same existed prior to the taking (excluding all leasehold improvements, personal property and fixtures installed by Tenant) and shall be limited to the extent of the condemnation proceeds available to Landlord for such restoration. Tenant, promptly upon completion of such work by Landlord, will proceed with all due diligence to restore the remainder of the Leased Premises, including, but not limited to, the repair or restoration of signs, fixtures and equipment and open the Leased Premises for business as soon as possible. During any period of reconstruction or repair of the Leased Premises, Tenant shall continue the operation of its business within the Leased Premises to the extent practicable.

14.6       In the event Landlord elects to, or is required to, restore the Leased Premises and Tenant is deprived of the occupancy and use of a material portion of the Leased Premises, Minimum Rent and all other Additional Rent, shall, to the extent of payments pursuant to Tenant’s business income policy, equitably abate until Landlord has completed its restoration as provided herein, provided, however, notwithstanding the foregoing, the Rent shall recommence in full at the earlier of: (i) the date Tenant reopens for business; or (ii) the date upon which Landlord completes its restoration and redelivers the Leased Premises to Tenant for the completion of Tenant's restoration and/or fixturing. The Lease Term shall "toll" during any such period of total abatement of Rent.

14.7       Notwithstanding anything to the contrary, in the event any portion of the Leased Premises is taken to such an extent that Landlord, in its sole discretion, elects to not rebuild or restore the Leased Premises, Landlord may terminate this Lease by giving thirty (30) days prior written notice to Tenant.

15.       ASSIGNMENT AND SUBLETTING.

15.1       Tenant shall not voluntarily, involuntarily or by operation of law, assign, sell, mortgage, pledge or in any manner transfer this Lease or any estate or interest therein or sublet the Leased Premises or any part thereof, or grant any license, concession or other right to occupy any portion of the Leased Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld. If Tenant requests such approval, it shall be liable for all costs associated therewith and shall deposit, in advance, with Landlord, Landlord's reasonable estimate thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and subletting.

A transfer of control, whether or not a transfer of voting stock or other beneficial interest whereby effective control of Tenant is transferred from one Person to another, shall be deemed a transfer hereunder.

Notwithstanding the foregoing, without Landlord’s consent, Tenant shall have the right to assign or sublet to: (i) affiliates or any other successor entity whether by merger or consolidation; and (ii) an authorized dealer/vendor. Tenant shall have the right to assign or sublet to other Persons with the consent of Landlord, not to be unreasonably withheld, provided sub-lessee or assignee is creditworthy and has adequate experience to operate the business for the Permitted Use.

Notwithstanding any subletting, Tenant and Guarantor shall, at all times, remain fully responsible and liable for compliance with all of the obligations of Tenant and Guarantor, including the payment of Rent.

In the event of an assignment to an assignee, as long as the assignee and any guarantor have, at the time of the assignment, a net worth equal to, or greater than, that of Tenant and Guarantor, Tenant and Guarantor shall be released from all further obligations hereunder except for any indemnities pertaining to events which transpired prior to the date of the assignment. If such assignee and guarantor do not have a net worth equal to, or greater than, that of Tenant and Guarantor, Tenant and Guarantor shall, at all times, remain fully responsible and liable for compliance with all of the obligations of Tenant and Guarantor, including the payment of Rent.

A termination of this Lease by Landlord or the recovery of possession of the Leased Premises by Landlord or any voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not work a merger and shall at the option of Landlord, terminate all or any existing franchises or concessions, licenses, permits, subleases, sub-tenancies or the like between Tenant and any third party with respect to the Leased Premises, or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in same. Following an Event of Default, Landlord shall have the right to require any subtenants to pay all sums due under such subleases directly to Landlord.

15.2        Any sublease shall: (i) be subject to, and shall incorporate by reference, all of the terms and conditions of this Lease (except those terms and conditions relating to Rent, Additional Rent, and any other amount due under this Lease); (ii) require the subtenant to acknowledge that it has reviewed and agreed to all of the terms and conditions of this Lease and agree not to do, or fail to do, anything that would cause a default under this Lease; (iii) provide that subtenant shall not have the right to exercise the Option granted to Tenant in the Business Provisions and Tenant will not do so on its behalf; (iv) contain a waiver of subrogation in favor of Landlord and shall require subtenant’s insurance policies to provide a waiver of subrogation; (v) prohibit the further subletting of the Leased Premises or assignment of the sublease by subtenant without first obtaining Landlord’s prior written approval; (vi) require subtenant to obtain Landlord’s prior written approval to any alterations to the Leased Premises to the extent Tenant is required to do so; (vii) require: (a) subtenant to send Landlord copies of any and all notices concerning the Leased Premises that Tenant is obligated to provide to Landlord; and (b) Tenant to send Landlord copies of any and all notices concerning the Leased Premises that are provided to subtenant; (viii) provide that, at Landlord’s option, the sublease shall not terminate in the event that this Lease terminates and require subtenant to execute an attornment agreement, if Landlord shall elect to have the sublease continue beyond the date of termination of this Lease. Such attornment agreement shall be in form and content acceptable to Landlord pursuant to which subtenant confirms it is in direct privity of contract with Landlord and that all obligations owed to Tenant under the sublease shall become obligations owed to Landlord for the balance of the term of the sublease. Unless and until such time as an attornment agreement is executed by Tenant pursuant to the terms and conditions hereof, nothing contained in the sublease shall create or shall be construed or deemed to create privity of contract or privity of estate between Landlord and subtenant; (ix) provide that subtenant shall have no right (and shall waive any rights it may have) to hold Landlord responsible for any liability in connection with the Leased Premises, including, any liability arising from the noncompliance with any federal, state, or local laws applicable to the Leased Premises; (x) provide that: (1) nothing in the sublease shall amend or shall be construed or deemed to amend this Lease; and (2) Tenant and subtenant shall not amend the sublease without the prior written consent of Landlord.

15.3       In the event of the transfer and assignment by Landlord of its interest in the Lease and/or Leased Premises, Landlord shall thereafter be released from any further obligations in connection with this Lease, and Tenant agrees to look solely to such successor in interest for performance of all obligations arising thereafter.

16. DEFAULT AND REMEDIES.

16.1 The following shall constitute Events of Default:

16.1.1        If Tenant defaults in the payment of any sum of money, whether Rent, or otherwise, and such default shall continue for ten (10) days after written notice.

16.1.2        If Tenant defaults in any other manner and such default shall continue for the period within which performance is required to be made by specific provision of this Lease, or, if no such period is so provided, for twenty (20) days after written notice.

16.1.3              If any execution or attachment is issued against Tenant or any of Tenant's property and is not discharged or vacated within ten (10) days after written notice.

16.1.4        If Tenant or any Guarantor commences, in any court pursuant to any statute either of the United States or of any State, an insolvency or bankruptcy proceeding (including, without limitation, a proceeding for liquidation, reorganization or for adjustment of debts of an individual with regular income), or if such a proceeding is commenced against Tenant or any Guarantor and either an order for relief is entered against such party or such party fails to secure a discharge of the proceeding within sixty (60) days of the filing thereof, or if Tenant or any Guarantor becomes insolvent or is unable to, or admits in writing its inability to pay its debts as they become due, or makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with its creditors or a custodian is appointed or takes possession of Tenant's or any Guarantor's property, whether or not a judicial proceeding is instituted in connection with such arrangement or in connection with the appointment of such custodian.

16.1.5        If any financial statement or information given to Landlord by Tenant, any assignee or subtenant of Tenant, any successor in interest of Tenant or any Guarantor is materially false.

16.1.6        If Tenant abandons the Leased Premises.

16.1.7        If Tenant removes, attempts to remove, or expresses or displays any intention to remove any of Tenant's goods or property or any goods or property of others from the Leased Premises, other than in the ordinary and usual course of business, at any time (regardless of the day, or hour of the day or night, and regardless of whether any sum of money payable pursuant to this Lease is then in arrears). Any such removal shall be deemed conclusively to have been made fraudulently or clandestinely with intent to prevent Landlord from distraining or realizing on such goods or property.

16.2        Upon the occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever, except as required herein, and in addition to, and not in limitation of any other remedy or right permitted to it by law or in equity or by this Lease.

16.2.1              Landlord, with or without terminating this Lease and without waiving such Event of Default, may perform, correct or repair any condition which Tenant has failed to keep, observe, perform or satisfy. Landlord may take, on behalf of Tenant, whatever steps Landlord deems necessary to cure the Event of Default. Landlord may re-enter the Leased Premises for such purposes without being liable for prosecution or claim for damages therefor. Tenant shall fully reimburse and compensate Landlord, on demand, for all costs and expenses incurred by Landlord in such performance, correction or repair, including, without limitation, accrued interest from the date of demand until date of payment at the Default Rate.

16.2.2              Landlord may terminate this Lease, in which event Tenant shall surrender the Leased Premises to Landlord within ten (10) business days thereafter. If Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other Person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

16.2.3              Landlord may recover possession of the Leased Premises, with or without terminating this Lease, at Landlord's option, in the manner prescribed by any applicable statute, including without limitation, statutes relating to summary process. Any demand for Rent, reentry for conditions broken, and any and all notices to quit, including without limitation, the notice required by the provisions of Applicable Law, or other formalities of any nature, to which Tenant may be entitled, are hereby specifically waived. In any possessory action for nonpayment of Rent or other charge due hereunder, Tenant expressly waives any defense other than payment, provided, however, that this provision shall not be deemed to preclude Tenant from making any claims or defenses in a separate proceeding.

Tenant's obligation to pay Rent is independent of any duty or obligation of Landlord pursuant to this Lease.

16.2.4              Landlord may re-let the Leased Premises upon such terms and conditions and for such rental as Landlord deems advisable, without thereby avoiding or terminating this Lease, and Tenant shall remain liable for any and all Rent and other charges and expenses pursuant to this Lease. For the purpose of re-letting, Landlord is authorized to make such repairs or alterations, to the Leased Premises and/or to remove or store Tenant's or other occupants' possessions as may be necessary, in the sole discretion of Landlord, for the purpose of such reletting, and if a sufficient sum is not realized from such re-letting after payment of all costs and expenses of such repairs, alteration or storage and the expense of such reletting and the collection of rent accruing therefrom, each month in an amount equal to the Rent, Tenant shall pay such deficiency each month upon demand therefor. Actions to collect such amounts may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until the expiration of the Lease Term.

In the event of termination of the Lease or repossession of the Leased Premises for default as described in this Lease, Landlord has no obligation to relet or attempt to relet the Leased Premises, or any portion thereof, or to collect rental after reletting. In the event of reletting, Landlord may relet the whole or any portion of the Leased Premises, as agent for Tenant or for Landlord's own account, for any period, to any tenant and for any use and purpose. Landlord shall owe no duty or obligation to Tenant if Landlord attempts to relet the Leased Premises or, in any way, to mitigate Landlord's damages in the event of termination or repossession of the Leased Premises for a default hereunder.

16.2.5              Landlord may accelerate the balance of all Rent due to the end of the Lease Term and collect the then present value (calculated with a discount factor of 8% per annum) thereof by applying of the difference between (x) the entire amount of Minimum Rent and Property Taxes and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Lease Term (in the absence of the termination of this Lease), and (y) the then fair market rental value of the Leased Premises for the remainder of the Lease Term. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, in addition to all Rent, costs, charges, assessments, and reimbursements theretofore due. Such payment shall not constitute a penalty or forfeiture, but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease. In computing such liquidated damages, there shall be added to such deficiency any reasonable expenses as Landlord incurs in connection with re-letting, including, but not limited to, court costs, attorneys' fees and disbursements, brokerage fees, and for putting and keeping the Leased Premises in good order or preparing the Leased Premises for reletting. Furthermore, such amount shall be construed as liquidated damages and shall constitute a debt provable in bankruptcy or receivership.

16.2.6              Accelerate the Rent for the balance of the Lease Term.

In the event that Landlord takes possession of the Leased Premises pursuant to the provisions hereof, Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Leased Premises, including that which is owned by or leased to Tenant, at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Leased Premises, without the necessity of obtaining a distress warrant, writ of sequestration or other legal process, all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises within the County in which the Leased Premises is located. In such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with the removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any Person ("Claimant") claiming to be entitled to possession thereof which presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of Tenant's signature thereon and without the necessity of Landlord's making any investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable. Landlord shall in no event be liable to Tenant, including, without limitation, liability for trespass or conversion, with respect to any actions taken pursuant to this Article.

16.3        In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction, without the necessity of showing irreparable injury or the necessity of posting a bond. In addition, Landlord shall have the right to invoke any remedy allowed at law or in equity as if such remedies were specifically provided for in this Lease. Any particular remedy specified in this Lease shall not preclude Landlord from any other remedies under this Lease, or now or hereafter existing at law or in equity or by statute.

16.4        Tenant and Guarantor, if applicable, expressly waive: (i) the service of notice of intention to re-enter or to institute legal proceedings and any and all rights or redemption granted by or under any present or future laws; (ii) the benefit of all laws, nor or hereafter in force, exempting any goods on the Leased Premises, or elsewhere, from distraint, levy or sale in any legal proceedings taken by Landlord to enforce any rights pursuant to this Lease; (iii) the benefit of all laws existing now or hereafter enacted regarding any limitation as to the goods upon which, or the time within which, distress is to be made after removal of goods of Tenant or others from the Leased Premises and the obligation of proving or identifying the goods distrained, it being the purpose and intent of this provision that all goods of Tenant, whether upon the Leased Premises or not, shall be liable to distress for Rent at any time after Tenant's default pursuant to this Lease, including particularly, but not limited to, those goods removed from the Leased Premises clandestinely and fraudulently, as defined above; (iv) the right to issue a writ or replevin for the recovery of any goods seized under a distress for rent or levy upon an execution for Rent, damages or otherwise and all rights relating to Landlord/Tenant relationship under any law, ordinance or statute, to the extent that they might limit Landlord's right to cause the distrained goods to be sold; and (v) the right to delay execution on any real estate that may be levied upon to collect any amount which may become due pursuant to the terms and conditions of this Lease and any right to have the same appraised.

16.5        If Landlord cannot terminate this Lease or Tenant's right of possession because of the application of bankruptcy or similar laws, then Tenant, as a debtor in possession or any Trustee, shall: (i) within the statutory time, assume or reject this Lease; and (ii) not seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord. Tenant, as debtor in possession, or any Trustee may only assume this Lease if (A) it cures or provides adequate assurance that it will promptly cure any default hereunder, (B) it compensates or provides adequate assurance that it will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's defaults, including without limitation accrued interest as set forth herein and attorneys' fees as a result of such default, and (C) it provides adequate assurance of performance during the Lease Term of all of the terms, covenants and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance shall include, without limitation, adequate assurance (1) of the source payment of Rent reserved hereunder, and (2) that the assumption of this Lease will not breach any provision hereunder, and will not cause a breach of any other lease, financing agreement or other agreement relating to the Leased Premises.

Unless prohibited by Applicable Law, Tenant shall pay Landlord the amount of all reasonable legal fees and expenses incurred by Landlord arising out of, or resulting from, any bankruptcy case involving Tenant, including the filing by, or against, Tenant of any petition for relief under any applicable bankruptcy or similar law.

16.6        In case of any action or proceeding brought concerning or arising out of the terms and provisions of this Lease, the non-prevailing party in any such action or proceeding shall pay all costs, expenses and reasonable attorneys' fees incurred by the prevailing party or its agents or both, at all levels of proceedings, including appeals, collections and bankruptcy.

16.7        No waiver of any covenant or condition or of the breach of any covenant or condition of the Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the non-observance on any other occasion of the same or of any other covenant or condition hereof. No acceptance of Rent by Landlord at any time when Tenant is in default hereunder shall be construed as a waiver of such default or of Landlord's right to terminate this Lease on account of such default. No waiver or indulgence granted by Landlord to Tenant shall be taken as an estoppel against Landlord. If at any time, Tenant is in default hereunder, an acceptance by Landlord of Rent during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such other rights or remedies as Landlord may have shall not be construed as a waiver of such default, but Landlord may at any time thereafter terminate this Lease on account of such default or pursue its rights and remedies hereunder.

16.8        Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and Landlord’s Lender whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations, provided, however, that if the curing of Landlord's obligations requires more than thirty (30) days to cure, Landlord shall not be in default if Landlord commences its efforts to cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

16.9        Late payment by Tenant of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage encumbering the Leased Premises. Accordingly, if any installment of Rent or any other sum due from Tenant has not been received by Landlord or Landlord's designee within three (3) days after such amount is due, Tenant shall pay to Landlord a late charge equal to six (6%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event any check tendered by Tenant is not be honored for any reason, Tenant shall pay to Landlord, immediately on demand, a service fee of One Hundred ($100.00) Dollars.

16.10        Any sum due and owing by Tenant hereunder shall bear interest at the highest rate allowed by law from the due date until paid, including post judgment (“Default Rate”).

17.       LANDLORD'S LIEN. IN ADDITION TO ANY LIEN PROVIDED TO LANDLORD AT LAW, TO SECURE THE PAYMENT OF ALL RENT AND OTHER SUMS OF MONEY DUE AND TO BECOME DUE AND THE FAITHFUL PERFORMANCE OF THE LEASE BY TENANT, TENANT HEREBY GRANTS TO LANDLORD AN EXPRESS FIRST AND PRIOR LIEN AND SECURITY INTEREST ON ALL PROPERTY (INCLUDING FIXTURES, EQUIPMENT, CHATTELS AND MERCHANDISE) WHICH MAY BE PLACED IN, OR BROUGHT UPON, THE LEASED PREMISES, AND ALSO UPON ALL PROCEEDS OF ANY INSURANCE WHICH MAY ACCRUE TO TENANT BY REASON OF DESTRUCTION OF OR DAMAGE TO ANY SUCH PROPERTY. SUCH PROPERTY SHALL NOT BE REMOVED THEREFROM WITHOUT THE WRITTEN CONSENT OF LANDLORD UNTIL ALL RENT AND OTHER SUMS OF MONEY THEN DUE TO LANDLORD HEREUNDER SHALL FIRST HAVE BEEN PAID. THIS LIEN AND SECURITY INTEREST IS GIVEN IN ADDITION TO LANDLORD'S STATUTORY LIEN AND SHALL BE CUMULATIVE THERETO. CONCURRENTLY WITH THE EXECUTION OF THE LEASE (OR LATER IF REQUESTED BY LANDLORD AT ITS DISCRETION), TENANT SHALL EXECUTE AND DELIVER TO LANDLORD UNIFORM COMMERCIAL CODE FINANCING STATEMENTS IN SUFFICIENT FORM SO THAT WHEN PROPERLY FILED, THE SECURITY INTEREST HEREBY GIVEN SHALL BE PERFECTED. THE LIEN AND SECURITY INTEREST CREATED HEREBY SHALL TERMINATE WHEN ALL OF THE RENT AND OTHER SUMS OF MONEY BECOMING DUE DURING THE LEASE TERM SHALL HAVE BEEN PAID IN FULL.

18.       SUBORDINATION AND ATTORNMENT. This Lease is subordinate to all liens and encumbrances affecting the Leased Premises, at any time and from time to time. This Lease is subordinate to any ground lease, mortgage or any other hypothecation or security interest hereafter placed upon the Leased Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. The subordination set forth herein is self-operative, and no further instrument of subordination shall be required for any purpose. If any lender or ground lessor elects to have this Lease be prior to the lien of its mortgage or ground lease, and gives written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage or ground lease.

Tenant agrees to execute any documents required to evidence such subordination or to make this Lease prior to the lien of any mortgage or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead, to do so.

Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage encumbering the Leased Premises, attorn to the purchaser at any foreclosure sale and recognize such purchaser as Landlord pursuant to this Lease and shall execute any documents required to evidence same.

19.       ESTOPPEL CERTIFICATE. Landlord or Tenant shall, at any time upon not less than ten (10) days prior written notice from the other, execute, acknowledge and deliver to the requesting party or designees, a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any; and (ii) acknowledging that there are not, to its knowledge, any uncured defaults on the part of the requesting party (or specifying such defaults if any are claimed). Any such statement may be conclusively relied upon by any prospective purchaser or existing or prospective lender.

At Landlord's option, Tenant's failure to deliver such statement within such time shall be an Event of Default. In addition, within ten (10) days after delivery of the request if Tenant has not delivered such statement, it shall be conclusive evidence that: (i) this Lease is in full force and effect, without modification except as may be represented in good faith; (ii) there are no uncured defaults by Landlord; and (iii) not more than one (1) month's Rent has been paid in advance.

20.       NOTICES. Any notice, request, demand, approval, consent or other communication which Landlord or Tenant may be required or permitted to give to the other, shall be in writing and shall be mailed by certified mail, return receipt requested, or via overnight courier, at the addresses specified below or to such other address as either party shall have designated by written notice to the other. Notice shall be deemed given three (3) business days after same shall have been deposited in an official United States Post Office, postage prepaid, or one (1) day after being deposited with an authorized representative of an overnight courier service such as Federal Express.

If to Landlord: Ethema Health Corporation

Attention: Barrett M. Singer, Manager

220 Essex Lane

West Palm Beach, Florida 33405

With a copy to: Robert Lee Shapiro, Esq.

Robert Lee Shapiro, P.A.

2401 PGA Blvd., Suite 280-B

Palm Beach Gardens, Florida 33410

If to Tenant: Evernia Health Center, LLC

Attention: Lawrence B. Hawkins, CEO

2110 North Florida Mango, Suite 101

West Palm Beach, Florida 33409

With a copy to: Jeff C. Pepin, Esq.

Mesa & Pepin, LLC

3418 Poinsettia Avenue

West Palm Beach, Florida 33407

If Landlord’s Lender has given notice to Tenant that it is the holder of a mortgage encumbering the Leased Premises and such notice includes the address to which notices are to be sent, Tenant shall give to Landlord’s Lender notice simultaneously with any notice given to Landlord to correct any alleged default of Landlord hereunder. Landlord’s Lender shall have the right, within thirty (30) days after receipt of notice, to correct or remedy such default before Tenant may take any action pursuant to this Lease by reason of such default, provided, however, Tenant may take no action pursuant to this Lease by reason of such default if Landlord’s Lender has commenced, during said thirty (30) day period, to remedy the alleged default and continues thereafter to use its diligence to remedy the alleged default. If Landlord’s Lender has previously notified Tenant, any notice of default given to Landlord shall be null and void unless simultaneous notice has been given to Landlord’s Lender.

21.       SURRENDER. Upon the expiration or termination of this Lease, Tenant shall deliver and surrender the Leased Premises to Landlord in good order and condition, ordinary wear and tear excepted, and shall deliver all keys and combinations to locks, safes and vaults to Landlord. Before surrendering the Leased Premises, Tenant shall remove all its moveable personal property, including trade fixtures and decorations and, if requested by Landlord, all alterations and additions, and shall repair any damage caused thereby. All floor coverings, window, wall and ceiling treatments shall not be removed from the Leased Premises. If Tenant fails to repair any damage caused by the removal of such property from the Leased Premises, Landlord may restore the Leased Premises, and all such costs incurred thereby shall be paid by Tenant. If Tenant fails to remove its property upon the expiration of the Lease Term, said property shall, at Landlord's option, be deemed abandoned and shall become the property of Landlord or Landlord may cause it to be removed, stored or disposed of at Tenant's expense.

22.       HOLDING OVER. Tenant may not remain in possession of the Leased Premises after the expiration of the Lease Term. If Tenant remains in possession of the Leased Premises after the expiration of the Lease Term, Tenant shall become a tenant at sufferance and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay two hundred percent (200%) of the Rent in effect as of the expiration date until Tenant surrenders possession. Nothing contained herein shall be interpreted to grant permission to Tenant to holdover or to deprive Landlord of any rights and remedies with respect thereto.

23.       BROKER'S FEE. Each party warrants to the other that, unless otherwise provided in this Lease, it has dealt with no real estate broker or agent in connection with this Lease other than as stated in the Business Provisions. Each party covenants and agrees to defend, indemnify and save the other party harmless from and against any actions, damages, real estate commissions, fees, costs and/or expenses, including reasonable attorneys' fees, resulting or arising from any commissions, fees, costs and/or expenses claimed by, or due to, any real estate broker or agent which claims to have dealt with such party in connection with this Lease.

24. LANDLORD'S RIGHTS. Landlord and Landlord’s Lender and their respective agents shall have the right to enter the Leased Premises, upon reasonable notice during Tenant's business hours for the purposes of inspecting same, showing the same to prospective purchasers and lenders, or lessees, and making such repairs to the Leased Premises or, subject to the terms of this Lease, to the building of which they are a part as Landlord may deem necessary and desirable.

25.       MISCELLANEOUS PROVISIONS.

25.1       Tenant shall not record this Lease. Tenant shall, within ten (10) days after request by Landlord, execute and deliver a memorandum of the Lease for the purpose of recordation in a form prescribed by Landlord.

25.2       Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating a relationship of principal and agent or of partnership or of joint venture between the parties hereof. Neither the method of computation of Rent, nor any other provisions contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

25.3       The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof. Each party acknowledges that it was represented by counsel in connection with this Lease and that each of them or their respective counsel reviewed and revised this Lease. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease.

25.4        Time is of the essence.

25.5       The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

25.6       Upon Tenant paying the Rent reserved hereunder and observing and performing all the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Leased Premises against disturbance by Landlord or those Persons claiming by, through or under Landlord, for the entire Lease Term, subject to all the provisions of the Lease.

25.7       The Lease shall be governed by the laws of the State of Florida. TO THE EXTENT ALLOWABLE BY LAW, BOTH PARTIES WAIVE TRIAL BY JURY. Exclusive venue for any action hereunder shall be in Palm Beach County, Florida.

Subject to the provisions hereof restricting assignment or subletting by Tenant and regarding Landlord's liability, this Lease shall bind the parties, their personal representatives, successors and assigns.

25.8       The terms "Landlord" and "Tenant", as used herein, denote both singular and plural and all genders. Where "Tenant" consists of more than one Person, whether natural or artificial, all the Persons constituting "Tenant" shall be jointly and severally liable for all obligations to be performed by Tenant herein. If Tenant is a corporation or other entity, Tenant shall furnish to Landlord such evidence as Landlord may require in order to evidence the authority of Tenant to execute and deliver the Lease and to perform its obligations hereunder.

25.9        Notwithstanding any provisions herein to the contrary, there shall be absolutely no personal liability on the part of Landlord, its directors, officers or shareholders, or any of its partners, their directors, officers or shareholders, with respect to any of the terms, conditions and covenants of this Lease. Tenant shall look solely to the interest of Landlord in the Leased Premises for the satisfaction of each and every remedy of Tenant.

25.10       The submission of this Lease for examination by Tenant does not constitute an offer or an option to lease the Leased Premises, nor is it intended as a reservation of the Leased Premises for the benefit of Tenant, nor shall the Lease have any force or validity until and unless a copy of it is returned to Tenant duly executed by Landlord.

25.11       No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Rent stipulated in this Lease shall be deemed to be other than on account of the earliest stipulated Rent then due and payable.

25.12       Landlord may instruct Tenant to forward all sums due Landlord to a "lock box" account maintained by Landlord which will result in such checks being automatically deposited to Landlord's account without review or inspection prior to the same being deposited. Landlord shall not be bound by an endorsement or statement on any check or any letter accompanying any check or payment and no such endorsement, statement or letter shall be deemed an accord and satisfaction, whether such check or letter is forwarded to Landlord's "lock box" or directly to Landlord, Agent or elsewhere and Landlord or Landlord's bank may accept such check or payment or prejudice to Landlord's right to recover the balance of Rent or pursue any other remedy provided in this Lease, at law or in equity.

25.13       All Tenant's payment and indemnity obligations pursuant to this Lease, and those which by their nature are to be performed after the termination hereof, shall survive the termination of this Lease.

25.14       Tenant shall maintain the interior of the Leased Premises as a smoke free environment. Except in a designated smoking area approved by Landlord, no smoking shall be permitted in the interior of the Leased Premises, including, but not limited to, hallways, lavatories, lobbies, and stairways. Landlord may designate an area outside the Building as a specific smoking area. Tenant shall be responsible for complying with and observing all laws, rules, and regulations pertaining to smoking prohibitions within the Leased Premises as to Tenant, its employees, customers and invitees and for any damages which may be caused by smoking and/or the use of tobacco products on the Leased Premises.

25.15       To the extent permitted by Applicable Law, Tenant shall have the right to seek and apply for any tax abatement with respect to the Leased Premises. Any tax abatement, irrespective of whether such abatement results from Tenant’s efforts, shall inure to the benefit of and belong to Tenant.

25.16       Each provision performable by Tenant hereunder shall be deemed both a covenant and a condition.

25.17       This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of modification.

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Witnesses: Landlord:

___________________________ Ethema Health Corporation,

Print Name: _______________ a Colorado corporation

By: ___________________________________

___________________________ Print Name: Shawn Leon

Print Name: _________________ Title: President

Date:       August 4, 2023

Tenant:

___________________________ Evernia Health Center, LLC,

Print Name: _______________ a Florida limited liability company

By: ____________________________________

___________________________ Print Name: Shawn Leon

Print Name: _________________ Title: Manager

Date: August 4, 2023

Exhibit 1

Leased Premises

Exhibit 2

Rent Roll

Exhibit 3

DAC Staff Report/DAC Order

Exhibit 4

Exhibit 5

Option Agreement/Agreement for Sale and Purchase

Exhibit 6

Draw Schedule